Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant [x]

Filed by the Party other than the Registrant [ ]

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Preliminary Information Statement

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Definitive Information Statement

[ ]Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)

WELLSTONE FILTER SCIENCES, INC.

                            (Name of Registrant as Specified In Its Charter)

WELLSTONE FILTER SCIENCES, INC.

                                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X[

No Fee Required.

[ ]Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)Proposed maximum aggregate value of transaction:

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Date Filed:

WELLSTONE FILTER SCIENCES, INC.

1200 N. Coast Highway, Laguna Beach, California 92651

INFORMATION STATEMENT

Mailing Date:  March 25, 2011

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

General

This Information Statement is furnished to the holders of record of the Common Stock, $.001 par value per share (the "Common Stock"), of Wellstone Filter Sciences, Inc. (the "Company"), at the close of business on March 7, 2011 (the “Record Date”), on behalf of the Company in connection with a proposed amendment to the Certificate of Incorporation (the “Certificate”) of the Company to change the name of the Company to “Auri, Inc.”  This amendment was approved on March 7, 2011 by the written consent of the control stockholders, who hold 50,795,827 shares of Common Stock, representing 58.0% of the then issued and outstanding 87,551,580  shares of the Company’s Common Stock.  YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THIS MATTER.  THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

The Company’s board of directors is not soliciting your proxy.  This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.  The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material. The cost of this Information Statement will be borne by the Company.

Record Date

The close of business on March 7, 2011, which is the date of the consent action by stockholders approving the amendment to the Certificate, was fixed as the record date pursuant to Section 228 of the Delaware General Corporation Law ("DGCL").

The voting securities of the Company are the shares of its Common Stock, of which 87,551,580 shares were issued and outstanding as of March 7, 2011.  All outstanding shares of Common Stock are entitled to one vote on each matter submitted for voting at the Meeting.

Beneficial Ownership of Common Stock

Principal Shareholders, Directors and Officers.  The following table sets forth the beneficial ownership of the Company's Common Stock as of March 7, 2011 by each person known to the Company to own more than five percent (5%) of the Company's Common Stock and by each of the Company's current officers and directors, and by all directors and officers of the Company as a group.  The table has been prepared based on information provided to the Company by each stockholder.

                  Amount of

Name and

Beneficial

Percent of

Address

Ownership

Class

Ori Rosenbaum(1)

Chief Executive and Financial Officer and Director

38,746,350

44.3%

Andrew Furia(1)

12.049,477

13.8%

All executive officers and directors

  as a group (1 person)

38,746,350

44.3%

* less than 1%

         (1)The business address of each of these persons is 1200 N  Coast Highway, Newport Beach, California 92651.

As of March 7, 2011, there were approximately 140 shareholders of record.

TRANSACTION WITH ADGLLC

On February 15, 2011, we entered into an Merger Agreement and Plan of Reorganization (the “Exchange Agreement”), pursuant to which we agreed to  acquire Auri Design Group, LLC, a California limited liability company (“ADGLLC”).  ADGLLC is in the business of designing and marketing high quality footwear for men and women. The transaction closed on February 24, 2011 the (“Closing Date”). On the Closing Date,  the Company  acquired ADGLLC by issuing 59,735,360 new shares of Common Stock of the Company, constituting 68.3% of Wellstone Filter Sciences giving effect to the issuance of such shares and the cancellation of 65,735,360 shares by Mr. Hand, his wife and a corporation owned by her. Prior to the Closing, there were 93,580,551 shares outstanding, and immediately after the Closing there were  87,580,551 shares issued and outstanding. As a result of these transactions, ADGLLC became a wholly owned subsidiary of Wellstone Filter Sciences, and the former ADGLLC members in turn own 68.3% of the shares of Wellstone Filter Sciences. Mr. Hand and his related parties agreed to the percentage of 68.3% in arms-length negotiations between ADGLLC and the Company. The ADGLLC members determined that that a capitalization of approximately 87,551,580 shares after the Closing would likely result in an appropriate market capitalization following the Closing. Mr. Hand agreed to cancel most of the shares owned by him and his family, while retaining 2.838,790 shares, so that the public stockholders would receive the majority of the benefit from the merged entity. Mr. Hand believed that the cancellation of nearly all of his shares and those of his family would be more fair to the minority stockholders.

Prior to the Closing, the sole director of Wellstone Filter Sciences was Learned J. Hand, who resigned as an officer at the Closing.   Concurrently  with the Closing, Mr. Hand, as the sole member of the Board of Directors, elected Ori Rosenbaum as the sole officer and later appointed Mr. Rosenbaum as a member of the Board of Directors. Mr. Hand subsequently resigned as a director, leaving Mr. Rosenbaum as the sole officer and director.

ACTION:

AMENDMENT OF CERTIFICATE OF INCORPORATION

CHANGE OF CORPORATE NAME

The stockholders holding a majority of the common stock have approved an amendment to Article 1 of the Company's Certificate of Incorporation to change the name of the Company to “Auri, Inc.” or a similar name chosen by the Board of Directors, a form of which is attached hereto as Appendix A.

The Board of Directors has proposed the name change to reflect the Company’s proposed acquisition of Auri Footwear. The transaction closed on February 25, 2011.

The amendment will be filed with an effective date with the Delaware Secretary of State no less than twenty days after the mailing of the Information Statement. Stockholders will not be required to exchange certificates.

Dissenters’ Right of Appraisal

Under Delaware law and the Company’s Certificate and bylaws, no stockholder has any right to dissent to the proposed amendment to change the name of the Company, and no stockholder is entitled to appraisal of or payment for their shares of Common Stock pursuant to such name change.

No Meeting of Stockholders Required

The Company is not soliciting any votes with regard to the Action to change the name of the Company.  The principal stockholder that has consented to the Action holds a majority of the total issued and outstanding shares of voting capital stock and, accordingly, such principal stockholder has sufficient shares to approve the Action.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Other than as described below, for the fiscal year ended December 31, 2010, there were no transactions with related persons required to be disclosed in this Information Statement

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer, director or director nominee of the Company.  No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

ADDITIONAL INFORMATION

The Company files reports with the Securities and Exchange Commission (the “SEC”).  These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to securities laws.  You may read and copy materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company received contrary instructions from one or more of the security holders.  The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 1200 N. Coast Highway, Laguna Beach, California 92651, or by calling the Company at (949) 793-4045.  A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Ori Rosenbaum

Name:  Ori Rosenbaum

Title:    Chief Executive Officer

March 25,  2011

APPENDIX A

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
WELLSTONE FILTER SCIENCES, INC.
(a Delaware corporation)

Wellstone Filter Sciences, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

DOES HEREBY CERTIFY:

The following resolutions have been unanimously adopted by the board of directors and a majority of the stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law for the purpose of amending the corporation’s Certificate of Incorporation. The resolutions setting forth the proposed amendment are as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

FIRST: The name of the Corporation is Auri, Inc.

FURTHER RESOLVED, that the foregoing amendment shall be effective on April 14, 2011.

I further certify that the forgoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, WELLSTONE FILTER SCIENCES, INC. has caused this certificate to be signed by its duly authorized officer, this __ day of March, 2011.

WELLSTONE FILTER SCIENCES, INC.